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                                                                  EXHIBIT 23.1




                          Independent Auditors' Consent

Board of Directors
Belmont Homes, Inc.

We consent to incorporation by reference in the registration statement on Form S-3 of Belmont Homes, Inc. and subsidiaries of our report dated February 9, 1996, relating to the balance sheets of Belmont Homes, Inc. and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of income, shareholders' equity and cash flows for the years ended December 31, 1995 and 1994 and for the period from June 1, 1993 to December 31, 1993, and the statements of income, shareholders' equity and cash flows of BHI, Inc. (Predecessor) for the period from January 1, 1993 to May 31, 1993, which report appears in the December 31, 1995 annual report on Form 10-K of Belmont Homes, Inc. and subsidiaries. We also consent to the reference to our firm under heading "Experts" in the prospectus.



                                              /s/ KPMG Peat Marwick LLP

Jackson, Mississippi                          KPMG PEAT MARWICK LLP
January 20, 1997